SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2005

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 1, 2005, we issued a press release entitled “AMB Property Corporation Announces Fourth Quarter and Full Year 2004 Results,” which sets forth disclosure regarding our results of operations for the fourth quarter of 2004 and full 2004 year. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 8.01 OTHER EVENTS.

On February 1, 2005, we reported fourth quarter and full year 2004 earnings per share of $0.65 and $1.39, respectively, exceeding our guidance of $0.47 to $0.57 for the quarter and $1.20 to $1.30 for the year. The better-than-expected earnings per share results stem primarily from higher gains on sales of operating properties associated with our continued refinement of our portfolio.

Fourth quarter 2004 earnings per share increased 117% from earnings per share of $0.30 in the same period of 2003. Earnings per share for fourth quarter 2004 included $0.40 per share in net gains on dispositions of real estate while the same period in the prior year included $0.04 per share in net gains. Full year 2004 earnings per share decreased 1.4% from earnings per share of $1.41 in 2003. Full year 2004 results include $0.55 of net gains on dispositions compared with $0.61 of net gains in 2003.

Operating Results

Our industrial operating portfolio was 94.8% leased as of December 31, 2004, up 20 basis points from September 30, 2004, and up 170 basis points from December 31, 2003.

Cash-basis same store net operating income increased 0.4% in fourth quarter 2004, driven primarily by occupancy gains. For the full year 2004, same store net operating income declined 0.9%, representing the impact of rental rate decreases on leases renewed or rolled over during the past 12 months, partially offset by occupancy increases.

Investment Activity

During the fourth quarter, we acquired 3.1 million square feet of distribution facilities in 16 buildings for a total expected investment of $200 million in metropolitan Paris, Amsterdam, Tokyo, Chicago and Minneapolis. The transactions bring our full year acquisition activity to 7.6 million square feet in 64 buildings with a total expected investment of $695 million.

We stabilized three industrial development projects during the fourth quarter. The buildings, which are fully leased, comprise 1.2 million square feet for a total estimated investment of $47 million. During 2004, our development completions totaled 2.1 million square feet of new facilities with a total investment of $89 million.

New development and redevelopment starts in the quarter totaled approximately 1.6 million square feet in six projects in Europe and the United States with an estimated total investment of $151 million. We began the highest level of new development in our history during 2004 with approximately 6.1 million square feet of starts with an estimated total investment at completion of $649 million. Our industrial development and renovation pipeline now totals 30 projects of approximately 8.9 million square feet in North America, Europe and Asia. Total investment in the pipeline’s properties is estimated at $829 million. Deliveries are scheduled from the first quarter of 2005 through the first quarter of 2008.

The quarter included sales of 14 buildings for a total disposition price of approximately $120 million, bringing the year’s disposition total to $200 million. In addition, we generated net profits from our development-for-sale and contribution programs of $3.9 million in the quarter and $8.0 million in the full year 2004.

In other investment activity during the quarter, we announced our planned acquisition of an approximate 41% interest in G. Acción S.A. de C.V. (G. Acción), a Mexican public real estate company. We began developing industrial real estate with G. Acción in Mexico in early 2002. Since then, our activity in Mexico City and Guadalajara has included approximately 3.1 million square feet of acquisition and development.

Private Capital Activity

We received approximately $336.5 million in private equity capital commitments during the fourth quarter in two separate investment funds. In what we believe to be the publicly traded REIT industry’s first open-end commingled fund, we raised $136.5 million of equity from 12 pension funds, foundations and private investors to form AMB Institutional Alliance Fund III. The fund’s primary investment focus is to acquire stabilized industrial facilities near key U.S. passenger and cargo airports, seaports and highway systems in major metropolitan markets.

During the fourth quarter, we also formed AMB-SGP Mexico, LLC, a joint venture with GIC Real Estate Pte Ltd (GIC RE), a global investor in real estate on behalf of the Government of Singapore. The fund’s primary investment purpose is to invest in completed developments in targeted distribution markets in Mexico delivered by us and our local partner, G. Acción. GIC RE’s equity commitment to the fund is $200 million. Our interest in the fund is approximately 20%.

Promotions and Addition of Our Officers

We announced eight officer promotions effective January 1, 2005. Jay R. Cornforth, Martin J. Coyne, Rohn T. Grazer and Nina A. Tran have been promoted to senior vice president. R. Craig Blanchard, Drew Hess, Andrew G. Smith and Mohsen Vessali have been promoted to vice president.

In addition, vice presidents Elizabeth M. Wheeler, Amy A. Pallas, Scott Recknor, Robert B. Antrobius and Oliver J. Treneman have joined our offices in San Francisco, Los Angeles and Shanghai in renewal leasing and development roles.

Supplemental Earnings Measure

We report funds from operations per fully diluted share and unit (FFOPS) in accordance with the standards established by NAREIT. Fourth quarter 2004 FFOPS was $0.62, compared with $0.59 in the same period of 2003. FFOPS for the full year ended December 31, 2004 was $2.30 compared with $2.13 for 2003. The quarterly and full year FFOPS results were at the low end of our guidance of $0.62 to $0.68 per share and $2.30 to $2.36 per share respectively due primarily to delayed timing of anticipated profits associated with land sales. These land sales, with anticipated gains of approximately $0.05 per share, had previously been scheduled to occur by year-end 2004 and are now expected to close during 2005.

Included in the footnotes to our attached financial statements is a discussion of why management believes FFO is a useful supplemental measure of operating performance, ways in which investors might use FFO when assessing our financial performance and FFO’s limitations as a measurement tool. A reconciliation from net income to funds from operations is provided in the attached tables and published in our quarterly supplemental analyst package, available on our website at www.amb.com.

AMB Property Corporation

As of December 31, 2004, we owned, managed and had renovation and development projects totaling 110.7 million square feet (10.3 million square meters) and 1,108 buildings in 38 markets within eight countries. We invest in properties located predominantly in the infill submarkets of its targeted markets. Our portfolio is comprised of High Throughput Distribution® facilities – industrial properties built for speed and located near airports, seaports and ground transportation systems.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003
			(Restated) (1)	(Restated) (1)	(Restated) (1)
Assets
Investments in real estate:
Total investments in properties	$6,526,144	$6,302,529	$6,051,308	$5,730,654	$5,491,707
Accumulated depreciation	(615,646)	(595,438)	(560,877)	(524,115)	(485,559)

Net investments in properties	5,910,498	5,707,091	5,490,431	5,206,539	5,006,148
Investment in unconsolidated joint ventures	55,166	48,601	52,579	54,006	52,009
Properties held for contribution, net	—	11,854	11,143	—	—
Properties held for divestiture, net	87,340	59,924	39,246	9,628	11,751

Net investments in real estate	6,053,004	5,827,470	5,593,399	5,270,173	5,069,908
Cash and cash equivalents	146,593	174,323	146,136	150,903	156,663
Mortgages receivable	13,738	23,068	23,594	23,620	43,145
Accounts receivable, net	109,028	102,078	96,524	92,081	88,452
Other assets	64,580	94,711	76,958	69,669	51,391

Total assets	$6,386,943	$6,221,650	$5,936,611	$5,606,446	$5,409,559

Liabilities and Stockholders’ Equity
Secured debt	$1,892,524	$1,617,944	$1,552,084	$1,457,630	$1,363,890
Unsecured senior debt securities	1,003,940	1,025,000	1,025,000	1,025,000	925,000
Unsecured debt	9,028	9,182	9,334	9,482	9,628
Unsecured credit facilities	351,699	583,864	428,502	261,369	275,739
Accounts payable and other liabilities	262,286	278,350	256,574	208,614	187,095

Total liabilities	3,519,477	3,514,340	3,271,494	2,962,095	2,761,352
Minority interests:
Joint venture partners	828,622	701,639	698,549	662,235	658,723
Preferred unitholders	278,378	278,378	241,899	241,873	241,899
Limited partnership unitholders	89,326	88,026	88,190	89,036	90,448

Total minority interests	1,196,326	1,068,043	1,028,638	993,144	991,070
Stockholders’ equity:
Common stock	1,567,936	1,536,063	1,533,275	1,547,995	1,553,764
Preferred stock	103,204	103,204	103,204	103,212	103,373

Total stockholders’ equity	1,671,140	1,639,267	1,636,479	1,651,207	1,657,137

Total liabilities and stockholders’ equity	$6,386,943	$6,221,650	$5,936,611	$5,606,446	$5,409,559

(1) In the prior quarter, management restated AMB’s previously issued financial statements for the years ended December 31, 2003, 2002 and 2001 filed on Form 10-K/A and for the quarters ended March 31, 2004 and June 30, 2004 filed on Form 10-Q/A to reflect additional depreciation expense. The restatement affected the Company’s depreciation expense, net income and earnings per share for the prior periods. The net impact of the restatement of depreciation expense on earnings per share results reduced EPS by $0.02 from $1.43 to $1.41 for 2001; by $0.04 from $1.37 to $1.33 for 2002 and by $0.06 from $1.47 to $1.41 for 2003. This restatement of depreciation expense did not impact the Company’s previously reported funds from operations (FFO) per fully diluted share and unit as, in accordance with NAREIT’s FFO definition, the Company adds back real estate-related depreciation to calculate FFO. Please see the Company’s October 12, 2004 earnings press release, its annual report for the year ended December 31, 2003 in Amendment No. 2 on Form 10-K/A, its quarterly report for the quarter ended March 31, 2004 in Amendment No. 1 on Form 10-Q/A and its quarterly report for the quarter ended June 30, 2004 in Amendment No. 1 on Form 10-Q/A for more detail.

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share data)

	For the Quarters Ended		For the Years Ended
	December 31,		December 31,
	2004	2003	2004	2003
		(Restated) (1)		(Restated) (1)
Revenues
Rental revenues	$169,550	$151,242	$652,794	$573,292
Private capital income	4,818	5,493	12,895	13,337

Total revenues	174,368	156,735	665,689	586,629

Costs and expenses
Property operating costs	(43,431)	(39,699)	(168,506)	(152,023)
Depreciation and amortization	(43,168)	(34,823)	(160,026)	(132,167)
Impairment losses	—	—	—	(5,251)
General and administrative	(13,987)	(12,234)	(58,956)	(46,429)
Fund costs	(1,004)	(186)	(1,741)	(825)

Total costs and expenses	(101,590)	(86,942)	(389,229)	(336,695)

Operating income	72,778	69,793	276,460	249,934

Other income and expenses
Equity in earnings of unconsolidated joint ventures	525	1,223	3,781	5,445
Interest income and other, net	682	865	3,958	4,009
Gains from dispositions of real estate	5,219	—	5,219	7,429
Development profits, net of taxes	3,772	8,929	8,528	14,441
Interest expense, including amortization	(39,401)	(38,537)	(157,852)	(146,230)

Total other income and expenses	(29,203)	(27,520)	(136,366)	(114,906)

Income before minority interests and discontinued operations	43,575	42,273	140,094	135,028

Minority interests’ share of income:
Joint venture partners’ share of income	(10,000)	(7,972)	(37,817)	(31,726)
Joint venture partners’ share of development profits	(64)	(4,996)	(958)	(8,442)
Preferred unitholders	(5,395)	(5,534)	(20,161)	(24,607)
Limited partnership unitholders	(970)	(888)	(3,318)	(2,890)

Total minority interests’ share of income	(16,429)	(19,390)	(62,254)	(67,665)

Income from continuing operations	27,146	22,883	77,840	67,363

Discontinued operations:
Income attributable to discontinued operations, net of minority interests	1,108	2,078	5,626	18,869
Gain from disposition of real estate, net of minority interests	29,680	3,317	42,005	42,896

Total discontinued operations	30,788	5,395	47,631	61,765

Net income	57,934	28,278	125,471	129,128
Preferred stock dividends	(1,782)	(1,211)	(7,131)	(6,999)
Preferred stock unit issuance costs	—	(1,742)	—	(5,413)

Net income available to common stockholders	$56,152	$25,325	$118,340	$116,716

Net income per common share (diluted)	$0.65	$0.30	$1.39	$1.41

Weighted average common shares (diluted)	86,263,305	83,667,798	85,368,626	82,852,528

(1)In the prior quarter, management restated AMB’s previously issued financial statements for the years ended December 31, 2003, 2002 and 2001 filed on Form 10-K/A and for the quarters ended March 31, 2004 and June 30, 2004 filed on Form 10-Q/A to reflect additional depreciation expense. The restatement affected the Company’s depreciation expense, net income and earnings per share for the prior periods. The net impact of the restatement of depreciation expense on earnings per share results reduced EPS by $0.02 from $1.43 to $1.41 for 2001; by $0.04 from $1.37 to $1.33 for 2002 and by $0.06 from $1.47 to $1.41 for 2003. This restatement of depreciation expense did not impact the Company’s previously reported funds from operations (FFO) per fully diluted share and unit as, in accordance with NAREIT’s FFO definition, the Company adds back real estate-related depreciation to calculate FFO. Please see the Company’s October 12, 2004 earnings press release, its annual report for the year ended December 31, 2003 in Amendment No. 2 on Form 10-K/A, its quarterly report for the quarter ended March 31, 2004 in Amendment No. 1 on Form 10-Q/A and its quarterly report for the quarter ended June 30, 2004 in Amendment No. 1 on Form 10-Q/A for more detail.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS (2)
(dollars in thousands, except share data)

	For the Quarters Ended		For the Years Ended
	December 31,		December 31,
	2004	2003 (3)	2004	2003 (3)
		(Restated) (1)		(Restated) (1)
Net income	$57,934	$28,278	$125,471	$129,128
Gain from disposition of real estate, net of minority interests	(34,899)	(3,317)	(47,224)	(50,325)
Real estate related depreciation and amortization:
Total depreciation and amortization	43,168	34,823	160,026	132,167
Discontinued operations’ depreciation	1,451	2,321	7,324	10,170
FF&E depreciation	(363)	(172)	(871)	(720)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests (NI)	10,000	7,972	37,817	31,726
Limited partnership unitholders’ minority interests (NI)	970	888	3,318	2,890
Limited partnership unitholders’ minority interests (Development profits)	213	229	435	344
Discontinued operations’ minority interests (NI)	678	640	4,573	4,991
FFO attributable to minority interests	(22,020)	(17,756)	(80,192)	(65,603)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(525)	(1,223)	(3,781)	(5,445)
AMB’s share of FFO	1,460	2,135	7,549	9,755
Preferred stock dividends	(1,782)	(1,211)	(7,131)	(6,999)
Preferred stock unit issuance costs	—	(1,742)	—	(5,413)

Funds from operations	$56,285	$51,865	$207,314	$186,666

FFO per common share and unit (diluted)	$0.62	$0.59	$2.30	$2.13

Weighted average common shares and units (diluted)	91,003,313	88,360,432	90,120,250	87,616,365

(1)In the prior quarter, management restated AMB’s previously issued financial statements for the years ended December 31, 2003, 2002 and 2001 filed on Form 10-K/A and for the quarters ended March 31, 2004 and June 30, 2004 filed on Form 10-Q/A to reflect additional depreciation expense. The restatement affected the Company’s depreciation expense, net income and earnings per share for the prior periods. The net impact of the restatement of depreciation expense on earnings per share results reduced EPS by $0.02 from $1.43 to $1.41 for 2001; by $0.04 from $1.37 to $1.33 for 2002 and by $0.06 from $1.47 to $1.41 for 2003. This restatement of depreciation expense did not impact the Company’s previously reported funds from operations (FFO) per fully diluted share and unit as, in accordance with NAREIT’s FFO definition, the Company adds back real estate-related depreciation to calculate FFO. Please see the Company’s October 12, 2004 earnings press release, its annual report for the year ended December 31, 2003 in Amendment No. 2 on Form 10-K/A, its quarterly report for the quarter ended March 31, 2004 in Amendment No. 1 on Form 10-Q/A and its quarterly report for the quarter ended June 30, 2004 in Amendment No. 1 on Form 10-Q/A for more detail.

(2)Funds From Operations (“FFO”). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers funds from operations, or FFO, as defined by NAREIT, to be a useful supplemental measure of its operating performance. FFO is defined as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive the Company’s pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, the Company does not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO, as defined by NAREIT, is a meaningful supplemental measure of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. The Company believes that the use of FFO, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does.

(3)Effective January 1, 2003, the Company discontinued its practice of deducting amortization of investments in leasehold interests from FFO as such an adjustment is not provided for in NAREIT’s FFO definition. As a result, FFO for the periods presented has been adjusted to reflect the changes.

Forward Looking Statements

Some of the information included in this report contains forward-looking statements, such as those related to the total expected investment in acquisitions; size and timing of deliveries and total investment in development projects; goals regarding amount of non-U.S. investment; and use of private capital funds for planned investment activity which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Business Risks” and elsewhere in our most recent annual report for the year ended December 31, 2003 in Amendment No. 2 on Form 10-K/A.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits:

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated February 1, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: February 2, 2005	By:	/s/ Tamra D. Browne

Tamra D. Browne Senior Vice President, General Counsel and Secretary

Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated February 1, 2005.